EXHIBIT 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

FCCC, INC.

CONVERTIBLE PROMISSORY NOTE

$65,000.00	21 September 2020

1. PROMISE TO PAY.  For value received, FCCC, Inc., a Connecticut corporation (the “Company”), promises to pay to Frederick Farrar (the “Investor”), at such place as the Investor may from time to time in writing designate to the Company, the principal sum of $65,000.00, together with all accrued but unpaid interest thereon as set forth below.

2. NOTE PURCHASE AGREEMENT.  This Note is issued by the Company pursuant to that certain Note Purchase Agreement between the Company and the investors as of the date hereof (the “Agreement”).  All capitalized terms not otherwise defined herein having the meaning set forth in the Agreement.  By acceptance of this Note, Investor expressly agrees, for the benefit of the present and future holders of such indebtedness, to be bound by the provisions of this Note and the Agreement.

3. PAYMENT TERMS; MATURITY.

(a) Interest on the unpaid principal balance of this Note will accrue at the rate of 5% per annum. Accrual of interest will commence on the date of this Note, will continue until this Note is fully paid, and will be payable in a single installment at maturity as set forth below. The interest rate will be computed on the basis of the actual number of days elapsed in a 360-day year. If not sooner converted as provided below, the entire unpaid principal balance, together with all accrued but unpaid interest, will be due and payable in cash on October 31, 2022. (the “Maturity Date”).

(b) The Maturity Date of this Note and all of the other Notes may be extended by the holder. All payments of interest and principal will be made in lawful money of the United States of America and will be made pro rata amongst the holders of any Notes issued pursuant to the Agreement without any deduction by way of set-off, counterclaim, or otherwise. All payments will be applied first to interest and thereafter to principal. All payments will be made to the Investors at their respective addresses set forth in the Agreement or at such other address as is provided in writing to the Company.

4. UNSECURED OBLIGATION. This Note represents an unsecured obligation of the Company.

5. PARI PASSU. This Note will be pari passu with all other Notes issued pursuant to this Agreement with respect to right of payment and priority.

6. PREPAYMENT. This Note may be prepaid by the Company in whole or in part at any time without penalty or premium, at the option of the Company. However, the Company will give the holder of this Note ten days’ prior written notice of any such prepayment and, at the time of prepayment, the Company will pay all accrued but unpaid interest on the portion of the principal balance prepaid.

7. CONVERSION. The Investor shall have the option, on or prior to the Maturity Date, to convert all (but not less than all) of the principal and accrued but unpaid interest under this Note into the Company’s common stock, no par value (the “Common Stock”), at a conversion price of $0.23 per share (the “Conversion Price”). The Company will authorize and reserve at the closing and will at all times prior to the conversion or repayment of the Notes maintain, a number of shares of Common Stock sufficient to permit the conversion of the outstanding principal and interest under the Notes. In order to exercise the right of conversion, the Investor will cause a written notice of conversion from the Investor to be delivered to the Company within 10 business days of the date of such conversation.

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8. ACTIONS ON CONVERSION. If the Investor exercises its right to convert this Note pursuant to Section 7 above, the Investor (a) will execute such purchase and other agreements executed by the other purchasers of the Equity Securities and (b) will surrender this Note to the Company at its principal office for cancellation. As promptly as practicable after receipt of the Note and the signature pages required by this Section, the Company will issue a certificate or certificates for the number of full shares of Common Stock issuable upon conversion.

9. ADJUSTMENTS.

(a) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Conversion Price as provided in this Section 9, the Investor shall thereafter be entitled to purchase, at the Conversion Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share or unit) obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

(b) ADJUSTMENTS FOR DIVIDEND, SUBDIVISION OR COMBINATION. If the Company shall, at any time or from time to time after the date on which this Note was issued by the Company pursuant to the Agreement (the “Original Issue Date”), (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or any securities (directly or indirectly) convertible into or exchangeable for Common Stock (“Convertible Securities”) or in warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities (“Options”), or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this Section 9(b) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective. For the avoidance of doubt, Options are not themselves Convertible Securities.

(c) ADJUSTMENTS FOR REORGANIZATIONS, RECLASSIFICATIONS OR SIMILAR EVENTS. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another person, (iv) sale of all or substantially all of the Company’s assets to another person or (v) other similar transaction (other than any such transaction covered by Section 9(b)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Note shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, be convertible into the kind and number of shares of stock or other securities or assets of the Company or of the successor person resulting from such transaction to which the Investor would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if this note had converted in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction (without taking into account any limitations or restrictions on the conversion of this Note); and, in such case, appropriate adjustment (in form and substance satisfactory to the Investor) shall be made with respect to the Investor's rights under this Note to insure that the provisions of this Section 9 shall thereafter be applicable, as nearly as possible, to this Note in relation to any shares of stock, securities or assets thereafter acquirable upon conversion of this Note (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing person is other than the Company, an immediate adjustment in the Conversion Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 9(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Note and satisfactory to the Investor, the obligation to deliver to the Investor such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Investor shall be entitled to receive upon conversion of this Note.

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(d) ADJUSTMENTS UPON ISSUANCE OF COMMON STOCK. Except as provided below and except in the case of an event described in either Section 9(b) or Section 9(c), if the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or in accordance with Section 9(e) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to a Conversion Price equal to the lowest price per share at which any such share of Common Stock has been issued or sold (or is deemed to have been issued or sold); provided, that if such issuance or sale (or deemed issuance or sale) was without consideration, then the Company shall be deemed to have received an aggregate of $0.01 of consideration for all such shares so issued or deemed to be issued.

(e) ADJUSTMENTS FOR CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Section 9(d) hereof, the following shall be applicable:

(i) If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the lowest price per share (determined as provided in this paragraph and in Section 9(e)(v)) for which any one share of Common Stock is issuable upon the exercise of any such Option or upon the conversion or exchange of any Convertible Security issuable upon the exercise of any such Option is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then such share of Common Stock issuable upon the exercise of such Option or upon conversion or exchange of such Convertible Security issuable upon the exercise of such Option shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price under Section 9(d)), at a price per share equal to such lowest price per share. For purposes of this Section 9(e)(i) , the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option or upon the conversion or exchange of any Convertible Security issuable upon the exercise of any such Option shall be equal to the sum (which sum shall constitute the applicable consideration received for purposes of Section 9(d)) of the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon each of (A) the granting or sale of the Option, plus (B) the exercise of the Option, plus (C) in the case of an Option which relates to Convertible Securities, the issuance or sale of the Convertible Security and the conversion or exchange of the Convertible Security. Except as otherwise provided in Section 9(e)(iii), no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon the exercise of such Options.

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(ii) If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the lowest price per share (determined as provided in this paragraph and in Section 9(e)(v) ) for which one share of Common Stock is issuable upon the conversion or exchange of any such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then such share of Common Stock issuable upon conversion or exchange of such Convertible Security shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price under Section 9(d)), at a price per share equal to such lowest price per share. For purposes of this Section 9(e)(ii), the lowest price per share for which any one share of Common Stock is issuable upon the conversion or exchange of any such Convertible Security shall be equal to the sum (which sum shall constitute the applicable consideration received for purposes of Section 9(d)) of the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon each of (A) the granting or sale of the Convertible Security, plus (B) the conversion or exchange of the Convertible Security. Except as otherwise provided in Section 4(d)(iii), no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities or by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of this Section 9(e).

(iii) Upon any change in any of (A) the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon the granting or sale of any Options or Convertible Securities referred to in Section 9(e)(i) or Section 9(e)(ii) hereof, (B) the lowest amounts of additional consideration, if any, payable to the Company with respect to any one share of Common Stock upon exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 9(e)(i) or Section 9(e)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 9(e)(i) or Section 9(e)(ii) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 9(e)(i) hereof or any Convertible Securities referred to in Section 9(e)(ii) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Conversion Price pursuant to this Section 9) the Conversion Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Conversion Price which would have been in effect at such time pursuant to the provisions of this Section 9 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Conversion Price then in effect is reduced.

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(iv) Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 9 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Conversion Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 9 to the Conversion Price that would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) If the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 9(e), any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be $0.01; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Board and the Investor.

(f) MISCELLANEOUS.

(i) All calculations under this Section 9 shall be made to the nearest cent or to the nearest one tenth (1/10) of a share (or other unit), as the case may be.

(ii) No adjustment in a Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than $0.01.Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

(iii) Whenever the Conversion Price shall be adjusted as provided in this Section 9, the Company shall prepare a statement showing the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and provide such statement to the Investor of this Note. No notice of adjustment in the Conversion Price shall be required by this Section 9 unless such adjustment results in a change in such Conversion Price of $0.01 per share or greater. In the event of an adjustment in the Conversion Price which is less than $0.01 per share, the Secretary of the Company shall maintain a written ledger identifying such adjustment in the Conversion Price and such information shall be made available to the Investor of this Note upon request.

(iv) All Common Stock issuable upon the conversion of this Note pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Common Stock are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

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(v) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Common Stock upon conversation of this Note.

(vi) The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may reasonably be requested by the Investor in order to protect the exercise rights of the Investor against dilution or other impairment, consistent with the tenor and purpose of this Note.

(g) WAIVER OF ADJUSTMENT OF CONVERSION PRICE. Notwithstanding anything herein to the contrary, the operation of, and any adjustment of the Conversion Price pursuant to, this Section 9 may be waived, either prospectively or retroactively and either generally or in a particular instance, in each case by the Investor. Any waiver pursuant to this Section 9 shall bind all future holders of this Note.

10. RESTRICTION ON TRANSFER OF THE NOTE. Any sale or transfer of this Note must comply with the requirements contained in the Agreement.

11. COLLECTION FEES. If the principal and interest on this Note is not paid when due, and this Note has not been converted to equity securities of the Company, whether or not collection is initiated by any judicial proceeding, or this Note is placed in the hands of an attorney for collection, the Company must pay, in addition to all other amounts owing hereunder, all court costs and reasonable attorney’s fees incurred by the Investor in connection therewith.

12. EVENTS OF DEFAULT.

(a) AUTOMATIC EVENT OF DEFAULT. The entire unpaid principal balance, together with accrued and unpaid interest thereon, will become immediately due and payable upon the insolvency of the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the Federal Bankruptcy Act, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

(b) OPTIONAL EVENT OF DEFAULT. The entire unpaid principal balance, together with accrued and unpaid interest thereon, will become immediately due and payable upon the declaration of the Majority Investors and written notice to the Company upon any of the following:

(i) the Company fails to timely pay any of the principal amount due under this Note on the date the principal becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable, and such failure is not remedied within five days of notice of payment to the Company by the Majority Investors; or

(ii) the Company defaults in its performance of any covenant under the Agreement.

13. NO RIGHTS OR LIABILITIES AS HOLDER OF EQUITY INTERESTS. This Note does not of itself entitle the Investor to any voting rights or other rights as a holder of equity interests in the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Investor, shall cause the Investor to be a holder of Equity Interests in the Company for any purpose.

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14. AMENDMENTS AND WAIVERS. Any term of this Note may be amended, terminated or waived only with the written consent of the Company and the Investor

15. WAIVER OF NOTICE, PROTEST AND DEMAND. The Company hereby waives presentment for payment, notice of nonpayment, protest, notice of protest, and all other notices, filing of suit and diligence in collecting the amounts due under this Note and agrees to not require the Investor to first initiate any suit or exhaust its remedies against any other person or parties in order to enforce payment of this Note.

16. TITLES AND SUBTITLES. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

17. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

18. DISPUTE RESOLUTION. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Arizona for the purpose of any suit, action or other proceeding arising out of or based upon this Note, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Note except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Arizona, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court. Each party will bear its own costs in respect of any disputes arising under this Note. Each of the parties to this Note consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Arizona or any court of the State of Arizona having subject matter jurisdiction.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer and to be dated as of the date first written above.

FCCC, INC.

By:	/s/ Daniel Loftus
Daniel Loftus
Director

Convertible Promissory Note	Signature Page